Exhibit 10.1

Contrato de Aquisição de Royalty
entre
Ensurge, Brasil LTDA, São Paulo, SP, Brasil
&
Metais Juara LTDA, Pocone, Mato Grosso, Brasil

Celebra-se este Contrato de Aquisição de Royalty (doravante simplesmente designado “o Contrato”), em 13 de Junho de 2012, entre ENSURGE BRASIL PARTICIPAÇÕES LTDA., (uma sociedade anônima constituída Segundo as leis do estado de São Paulo, Brasil (“Ensurge”), com sede social na Rua Maracaí, 46, Aclimação, São Paulo, SP, Brasil, inscrita no CNPJ/MF sob o no 13.637.940/0001-38, neste ato representada por seu diretor financeiro Jeff Hanks, cidadão norte-americano, casado, empresário, portador do passaporte norte-americano número 476132863; e a METAIS JUARA LTDA, (doravante simplesmente designado “Metais”) uma sociedade brasileira constituída no estado de Mato Grosso e localizada em Pocone, Mato Grosso, Brasil, neste ato representada por Priminho Antonio Riva, Presidente, cidadão brasileiro, casado, engenheiro de minas, CPF número 344.821.801-49 (doravante simplesmente designadas coletivamente “as partes”), conforme segue:

CONSIDERANDO QUE, a Metais opera uma mina de ouro nas proximidades de Pocone, Mato Grosso, Brasil, em terras arrendadas de Jose Rondon (“a Mina”); e

CONSIDERANDO QUE, a Metais deseja expandir sua produção de ouro na Mina; e

CONSIDERANDO QUE, a Ensurge está preparada em fornecer capital e tecnologia necessária para expandir a produção de outro na Mina, condicionada a aprovação das operações da Metais, após auditoria a ser realizada pela Ensurge a ser concluída em 90 (noventa) dias a partir da celebração deste instrumento (“Auditoria”), a fim de que possa participar dos lucros gerados pela produção de ouro expandida; e

CONSIDERANDO QUE, a Metais detém plenos poderes e está qualificada legalmente para celebrar este Contrato para realizar a pretensões das respectivas partes (inclusive tem todos os direitos e autorizações de todos os bens imóveis, concessões e outros requisitos necessários para levar a cabo as finalidades deste Contrato);

ISTO POSTO, em contraprestação das avenças e obrigações mútuas aqui contidas, as partes acima mencionadas acordam o quanto segue:

ARTIGO I
FINALIDADE E CONSTITUIÇÃO DE ROYALTY

1. A Metais pretende:

1.1. Aperfeiçoar a recuperação de ouro de seu moinho de recuperação de ouro a fim de aumentar a produção de ouro; e

1.2. Aumentar produto de mineração de suas operações a fim de ampliar ainda mais sua produção de ouro.

A Ensurge pretende:
1.3. Investir nas operações de mina da Metais a fim de que possa participar dos lucros adicionais gerados pelo aumento de produto de mineração das operações da Metais.
2. Com a finalidade de participar dos lucros adicionais gerados pelo aumento de produto de mineração das operações da Metais, a Ensurge está disposta a investir capital, bem como fornecer tecnologias aperfeiçoadas para a exploração geológica, mineração e recuperação de ouro em troca de Royalty decorrente da produção de ouro na Mina Metais.

3. Royalty a ser pago a Ensurge será definida como porcentagem (%) da produção diária de ouro, de acordo com os dias em que a Mina operar.

3.1. A porcentagem (%) de Royalty a ser paga a Ensurge variará de acordo com o nível de investimento cumulativo feito pela Ensurge na mina operada pela Metais, conforme estipulado neste Contrato.

4. A Ensurge e a Metais trabalharão juntas para facilitar a implementação das várias fases de melhoria do moinho de processamento de recuperação de ouro, expansão de mina e outras atividades especificadas neste Contrato.

5. Durante a vigência deste Contrato de Royalty, a Metais terá o direito exclusivo de assumir, supervisionar e controlar todas as operações da Mina Metais, que incluirá o novo moinho de processamento de recuperação de ouro mencionado neste instrumento.

5.1. A vigência deste Contrato de Royalty coincidirá com a duração das operações da Mina operada pela Metais.

5.2. Caso a Metais, a seu exclusivo critério como operadora da Mina Metais, determine a interrupção das operações da Mina, deverá oferecer a Ensurge a opção de dar continuidade às operações da Mina por conta e risco exclusivo da Ensurge (“a opção”), para o benefício único da Ensurge.

5.2.1.  Caso a Ensurge decida exercer a opção de continuar as operações da Mina de acordo com o ARTIGO I, parágrafo 5.2 acima, a Ensurge não terá qualquer obrigação financeira perante a Metais por quanto a Ensurge mantenha tais operações.

5.2.2.  Se a Ensurge decidir não exercer a opção de dar continuidade às operações da Mina de acordo com o ARTIGO I, 5.2 acima, a operação da Mina será suspensa na sua totalidade, caso em que não se pagará royalties a Ensurge.

5.2.3.  Caso as operações da mina sejam suspensas conforme previsto acima, a Ensurge poderá, a qualquer tempo durante a suspensão, exercer sua opção de acordo com ARTIGO I, 5.2 acima e reiniciar as operações da Mina por conta e risco da Ensurge e para o seu próprio beneficio. No caso de tal reinicio das operações da mina conforme previsto acima, a Ensurge não terá qualquer obrigação financeira, trabalhista, fiscal, tributária ou outra perante a Metais enquanto a Ensurge mantiver as operações.

5.2.4.  Se a Metais decidir reiniciar as operações da Mina apos qualquer período durante o qual as operações da mina foram suspensas, as disposições deste Contrato de Royalty serão novamente aplicáveis às partes, e permanecerão em pleno vigor e efeito conforme ora previsto.

6. A Ensurge reterá a propriedade de todos os equipamentos adquiridos e instalados pela Ensurge. Se as operações da Mina forem interrompidas a qualquer tempo, seja permanente ou temporariamente, a Ensurge terá o direito de desmontar e remover quaisquer de seus equipamentos, mas não estará obrigada a assim proceder.

7. O domínio da Mina é e permanecerão 100% com os proprietários atuais, não obstante a assinatura deste Contrato de Royalty e a implementação de seus termos. Nem a mina ou as suas operações se tornarão joint venture, regime de parceria, sociedade de capital, sociedade limitada, sociedade anônima ou qualquer outro tipo de negócio ou outra estrutura legal de qualquer forma diversa ou modificada com relação ao seu negócio ou estrutura legal e domínio anterior à assinatura deste Contrato de Royalty.  Por meio deste Contrato de Royalty, a Ensurge apenas adquire royalty na produção da Mina em troca do aporte de capital da Ensurge e a contribuição de tecnologia e a capacidade produtiva da Ensurge, conforme estipulado neste Contrato.

8. A Ensurge poderá, a qualquer tempo durante a operação da Mina, determinar que seu representante devidamente nomeado esteja presente para observar qualquer aspecto da operação da mina de recuperação de ouro, ou outro processo ou atividade ou empreendimento relativos à Mina e/ou suas funções.

ARTIGO II
PAGAMENTO INICIAL DA ENSURGE A METAIS

1. A época de assinatura deste Contrato, a Ensurge deverá efetuar um pagamento único a Metais no valor de R$4.000.000 (quatro milhões de reais), a ser realizado na conta bancária da Metais a ser informada oportunamente para Ensurge.

1.1. A escolha da Ensurge, este pagamento único poderá ser feito no fechamento ou dentro de 90 dias úteis deste.

1.2. Este Contrato não entrará em vigor até a data que os recursos transferidos sejam recebidos na conta bancaria indicada pela Metais.

2. A partir do primeiro dia útil posterior a compensação do pagamento realizado pela Ensurge e recebido pela Metais, conforme estipulado neste Contrato, a Ensurge fará jus a receber Royalty de dezessete por cento (17%) da produção de ouro – calculada na base de dezessete por cento (17%) da produção de ouro de cada dia trabalhado.

2.1. Pagamento de Royalty será feito diretamente a Ensurge ou, a critério exclusivo e orientação da Ensurge, para uma conta aberta pela Ensurge com a empresa refinadora de ouro por meio da qual a produção diária de liga de ouro e prata para refino da Mina seja adquirido.

2.2. A Metais manterá um registro da produção diária de ouro, que será fornecido a Ensurge pelo menos semanalmente, ou outro período de tempo conforme orientação da Ensurge.

2.3. O registro da produção diária de ouro estará disponível para inspeção e revisão da Ensurge ou qualquer representante devidamente nomeado da Ensurge diariamente nos escritórios da Metais, ou onde quer que estejam mantidos os registros.

ARTIGO III
CONSTRUÇÃO DE NOVO MOINHO DE RECUPERAÇÃO DE OURO

1. A Ensurge deverá, ás suas próprias custas, assumir todas as responsabilidades para construir novo moinho de recuperação de ouro (doravante simplesmente designado “novo moinho”) para fins de melhoria da recuperação de ouro na mina.

2. Antecipa-se que o novo moinho será projetado para processar pelo menos aproximadamente 400 toneladas de minério por dia.  Não obstante tal expectativa, as partes entendem que inúmeras variáveis podem impactar na produção e processamento de minério, e consequentemente concordam que não haverá qualquer penalidade no caso de tal objetivo não ser alcançado.

2.1. Antes da encomenda dos equipamentos e os contratos de adjudicação para a construção do novo moinho, a Ensurge providenciará um Estudo de Viabilidade Técnica e Econômica (“TEFS”) a ser realizado numa amostra geral do minério da Mina a ser selecionada pela Ensurge.

2.2. A finalidade deste TEFS é demonstrar e comprovar o processo ou processos de recuperação de ouro que podem resultar na recuperação ideal do ouro, sujeita aos resultados econômicos ideais para a Ensurge e a Metais.

2.3. A Ensurge deverá providenciar, à sua opção e critério, atualizações periódicas para a Metais sobre o andamento e resultados do Estudo de Viabilidade Técnica e Econômica à medida que seja desenvolvido.

2.3.1. O TEFS é, e será considerado depois disso, Propriedade Intelectual da Ensurge; consequentemente, o TEFS não será fornecido a Metais.  Não obstante o acima exposto, os resultados do TEFS, em formato de resumo, será fornecido a Metais pela Ensurge.

3. Antecipa-se que o novo moinho será construído de acordo com os resultados do TEFS. O equipamento para o novo moinho será encomendado no prazo de 90 dias contados da realização do pagamento descrito no Artigo II, Parágrafo 1.

4. Mediante a conclusão e comissionamento do novo moinho – i.e., à época que as operações efetivas do novo moinho se iniciem, o Royalty pago a Ensurge, com base na produção diária de ouro, será imediatamente aumentado de dezessete por cento (17%) para quarenta e um por cento (41%), desde que ocorra um efetivo implemento da recuperação de ouro em mais de 50% (cinquenta por cento).

4.1. Pagamento de Royalty será feito diretamente a Ensurge ou, a critério exclusivo e orientação da Ensurge, para uma conta aberta pela Ensurge com a empresa refinadora de ouro por meio da qual a produção diária de liga de ouro e prata para refino da Mina seja adquirido.

4.2. A Metais manterá um registro da produção diária de ouro, que será fornecido a Ensurge pelo menos semanalmente, ou outro período de tempo conforme orientação da Ensurge.

4.3. O registro da produção diária de ouro estará disponível para inspeção e revisão da Ensurge ou qualquer representante devidamente nomeado da Ensurge diariamente nos escritórios da Metais, ou onde quer que estejam mantidos os registros.

5. A Ensurge manterá o domínio dos equipamentos que tiverem sido instalados no moinho de processamento de ouro na Mina. A época que a Ensurge, a seu exclusivo critério, determinar que todas as atividades de mineração e processamento de ouro cessem na Mina, a Ensurge poderá, mas não estará obrigada a, remover seus equipamentos.

ARTIGO IV
EXPANSÃO DA CAPACIDADE DE MINERAÇÃO

1. A Ensurge, às suas próprias custas, poderá adquirir equipamentos de mineração adicionais para a Mina. Esses equipamentos, que podem incluir, mas não estão limitados a, escavadoras movidas a diesel e caminhões reboque de 20 toneladas, serão geralmente similares aos equipamentos já em uso na Mina.  Não obstante o acima exposto, a Ensurge tem a opção de adquirir e usar qualquer tipo de equipamento que julgue razoavelmente necessários para dar cumprimento às finalidades deste Contrato.

2. Os equipamentos de mineração mencionados acima podem ser novos ou usados; caso a Ensurge adquira equipamentos usados, eles devem estar em boas condições.

2.1. Antecipa-se que quaisquer equipamentos adquiridos e usados pela Ensurge, conforme os termos deste parágrafo, serão adequados ao aumento da produção diária de minério em aproximadamente 100%, com o objetivo de que tais equipamentos de mineração sejam capazes de processar e entregar o moinho de recuperação de ouro aproximadamente duzentas (200) toneladas de minério num único turno de operação de 10 horas.

2.2. Antecipa-se que os equipamentos adicionais de mineração serão usados para abrir e operar uma segunda área de mineração de poço aberta, ou para abrir e operar na área já existente.

3. Antecipa-se que a aquisição destes equipamentos adicionais de mineração deve estar programados para ocorrer no prazo de seis (6) meses a contar da colocação em serviço e comissionamento do novo moinho de recuperação de ouro.  Não obstante o acima exposto, não haverá qualquer consequências adversas para os fins deste Contrato no caso de a aquisição e implementação dos equipamentos adicionais de mineração serem atrasados que não por falta, ação ou inação de parte da Ensurge.

3.1.  De acordo com o parágrafo acima, antecipa-se na medida em que as programações de entrega não sejam controladas pela Ensurge, mas não sejam de fato controladas por fornecedores de equipamentos e pessoal de entrega, a colocação de um pedido de equipamentos de mineração dentro dos primeiros seis (6) meses a contar da colocação em serviço e comissionamento do novo moinho de recuperação de ouro pela Ensurge será considerado como esforço suficiente de sua parte para atender aos termos deste parágrafo, mesmo se a entre dos equipamentos estiver atrasada além do prazo de seis meses.

4. Quando os equipamentos adicionais de mineração acima mencionados forem entregues na Mina, e as operações de implementação destes equipamentos for iniciada, as taxas de Royalty pagas a Ensurge, com base na produção diária de ouro, será imediatamente aumentada de 41% para 43%.

4.1.  Pagamento de Royalty será feito diretamente a Ensurge ou, a critério exclusivo e orientação da Ensurge, para uma conta aberta pela Ensurge com a empresa refinadora de ouro por meio da qual a produção diária de liga de ouro e prata para refino da Mina seja adquirido.

4.2. A Metais manterá um registro da produção diária de ouro, que será fornecido a Ensurge pelo menos semanalmente, ou outro período de tempo conforme orientação da Ensurge.

4.3. O registro da produção diária de ouro estará disponível para inspeção e revisão da Ensurge ou qualquer representante devidamente nomeado da Ensurge diariamente nos escritórios da Metais, ou onde quer que estejam mantidos os registros.

ARTIGO V
EXPLORAÇÃO DE VEIOS ADICIONAIS DE OURO

1. A qualquer tempo após o novo moinho de recuperação de ouro ser iniciado e comissionado, a Ensurge poderá assumir um programa para explorar e identificar veios adicionais de outro para futura exploração, às custas da Ensurge.

ARTIGO VI
IMPLEMENTAÇÃO DE UM SEGUNDO TURNO OU TURNO NOTURNO

1. Fica entendido que as operações atuais de mineração e moinho de processamento de extração de ouro na Mina da Metais é de aproximadamente dez (10) horas por dia.

2. As partes reconhecem conjuntamente o impacto positivo sobre a produção de ouro, produtividade e eficiência da utilização de equipamento que mineração e processamento que ocorreria com a adição de um segundo turno de produção.

2.1. A fim de que tal impacto positivo possa ser realizado, cada parte poderá propor a adição de um segundo turno operacional. Tal proposta deverá ser feita por escrito e apresentada a outra.

2.2. No momento em que ambas as partes concordem, as operações da Mina da Metais, inclusive as atividades de mineração e do moinho de processamento de ouro, nos termos deste instrumento serão expandidas para incluir um segundo turno de dez (10) horas por dia.

3. As partes reconhecem que existe atualmente um sistema de cobrança adicional punitiva pelo uso da eletricidade da rede elétrica durante as horas entre 17h30 (5:30 pm) e 20h30 (8:30 pm).

3.1. De acordo com as disposições do parágrafo acima, o qual este subparágrafo é parte, e como consequência deste, as partes concordam que qualquer turno adicional nos termos deste instrumento serão limitados a 10 horas por dia aproximadamente e com início às 20h30 (8:30 pm) para evitar cobranças adicionais pelo uso de eletricidade.

3.2. Está antecipado que, mesmo em caso de expansão das operações para incluir um segundo turno de 10 horas por dia, como disposto acima, as operações do moinho de processamento de ouro deverão ser limitados a vinte (20) horas por dia, e que o moinho de processamento de ouro não será operado durante o período de cobranças adicionais sobre eletricidade, de 17h30 (5:30 pm) à 20h30 (8:30 pm), diariamente.

3.3. Antecipa-se que o período diário de não operação referido acima (17h30 [5:30 pm] à 20h30 [8:30 pm]) poderá ser usado para manutenção do moinho de processamento de ouro.

3.4. Contanto que as atividades na Mina da Metais não consuma energia elétrica, (pois a frota mineradora de escavadoras e caminhões de extração são abastecidos por combustível diesel), as partes concordam que as atividades de mineração poderão ser conduzidas durante o período de três (3) horas de cobranças adicionais sobre eletricidade (17h30 [5:30 pm] à 20h30 [8:30 pm]) de maneira a periodicamente construir uma reserva expandida de minério esperando por processamento no moinho de processamento de ouro.

ARTIGO VII
VENDA POTENCIAL DE UMA PARTE

1. As partes concordam, como parte integral deste Contrato, que em caso de transferência, licença, cessão ou outra delegação de direitos ou deveres da Ensurge ou Metais a qualquer terceiro a respeito do objeto deste Contrato, a referida parte deverá notificar o terceiro adquirente prospector sobre a existência e sobre os termos deste Contrato.

2. As partes adicionalmente concordam, como parte integral deste Contrato, que cada parte nos termos deste instrumento integra, como uma condição precedente a transferência, licença, cessão ou outra delegação de direitos ou deveres a terceiro, uma condição vinculante a este que tal terceiro, nos termos deste instrumento, estará sujeito aos termos deste Contrato, e que o terceiro prospector estará obrigado pelos termos e condições deste Contrato, na sua totalidade.

3. No caso de qualquer venda, transferência, licença, cessão ou outra delegação de direitos ou deveres da Ensurge ou Metais proposta nos termos deste Contrato a um terceiro, a parte não vendedora, nos termos deste instrumento, terá:

3.1. O Direito de Preferência para adquirir os direitos e propriedades sendo oferecidas a venda a terceiros, ao mesmo preço e mesmas condições que uma venda a terceiros é oferecida a um terceiro.

3.1.1.  No caso de venda a terceiros ser considerada por qualquer uma das partes, a vendedora deverá demonstrar à parte não vendedora que qualquer oferta de aquisição de terceiro que a não vendedora terá de direito de equiparar é uma oferta de “boa-fé”, feita de boa-fé e conforme os termos comerciais padrão e razoáveis, de acordo com os termos e condições usuais associados com esta fase ou equivalente destes nos tribunais de jurisdição ao qual este Contrato de Royalty é objeto.

3.2. Ter a opção de, a seu próprio critério, cancelar este Contrato ou qualquer sucessor deste Contrato imediatamente após a venda, transferência, licença, cessão ou outra delegação de direitos ou deveres.

4. Metais e Ensurge declaram, reconhecem e concordam que a Metais está autorizada a realizar a mineração em decorrência de um contrato celebrado com o Sr. Jose Vicente Nunes Rondon (“Contrato Rondon”). Caso a Metais, por qualquer motivo, venha a inadimplir o Contrato Rondon, cujo resultado seja qualquer possibilidade ou perda dos direitos de a Metais operar a Mina Metais sob o Contrato  Rondon, Metais e Ensurge concordam que a Ensurge terá o direito de sanar tal inadimplemento da Metais e ainda, assumir todos os direitos e responsabilidades da Metais sob o Contrato Rondon, assumindo a posição da Metais sob o Contrato Rondon. Nesta hipótese, a assunção, pela Ensurge, dos direitos e responsabilidades da Metais não requererão aceite expresso da Metais.

ARTIGO VIII
DISPOSIÇÕES GERAIS

1.  Notificações.  Todas as notificações, solicitações, demandas e outras comunicações nos termos deste instrumento deverão ser feitas devidamente, se entregues em mãos, ou enviadas por correio, por carta certificada ou registrada, com postagem pré-paga, ou por e-mail:

1.1   Se para Ensurge, a:

Jordan Estra
1001 Brickell Bay Drive, 27th Floor
Miami, Florida 33131; ou
Jordan.Estra@Ensurgegold.com;

Ou a outra pessoa e local conforme a Ensurge possa fornecer à Metais por escrito.

1.2   Se para Metais, a:

João Paulo Riva
Estrada da Vila Nova, Km 1, B. Zona Rural, Poconé; ou
Outro endereço conforme a Metais possa fornecer à Ensurge por escrito.

2. Pelo presente, Metais assume total responsabilidade e se obriga a indenizar, defender e inocentar a Ensurge e quaisquer de suas afiliadas, bem como seus profissionais, de qualquer e em relação a eventuais responsabilidades, reclamações, ações judiciais, ou quaisquer outras disputas ou controvérsias que venham a surgir ou iniciadas, antes ou após  a celebração deste contrato, incluindo sem se limitar; (i) qualquer questão, reclamação ou ação judicial relacionada, de qualquer maneira, a qualquer empregado ou questão trabalhista; (ii) qualquer questão, reclamação ou ação judicial relacionada, causada pela Metais ou qualquer de seus profissionais; (iii) danos ou prejuízos causados pela Metais ou quaisquer de seus profissionais; ou (iv) qualquer responsabilidade ambiental causada pela Metais ou seus profissionais, ou pelo Sr. Jose Vicente Nunes Rondon pela qual Metais ou Ensurge venha a ser eventualmente cobrada por quaisquer patê interessada, ou autoridade competente.

3.Inadimplemento. Em caso inadimplemento de compromissos, condições ou promessas contidas neste instrumento por uma da uma das partes deste Contrato, a parte inadimplente, nos termos deste instrumento, deverá pagar todos os custos e despesas, inclusive honorários advocatícios razoáveis, que possam surgir ou se acumular da execução deste Contrato, ou, conforme qualquer outro remédio disposto nos termos deste instrumento ou por estatuto, regulação ou lei aplicável ou outro poder vinculante aplicável no Estado de São Paulo, Brasil.

3.1. Fica desde já estabelecido que caso a Auditoria apresente resultados insatisfatórios, segundo critérios da Ensurge, esta poderá denunciar o presente instrumento, sem qualquer penalidade, mediante simples notificação à Metais.

4 Arbitragem.  Todas as disputas oriundas ou em conexão com este Contrato de Royalty nos termos deste instrumento será resolvida pela Câmara de Arbitragem Brasil-Canadá, localizada em São Paulo, Brasil. A parte derrotada, nos termos deste instrumento, pagará todos os custos associados com a arbitragem, inclusive as taxas advocatícias da parte vencedora.

5.Ações Legais.  Quaisquer disputas, controvérsias ou demandas entre as partes que sejam, ou possam ser objeto de processo legal formal, nos termos deste instrumento, deverão ser apresentados à jurisdição exclusiva dos tribunais estaduais e federais do Estado do Mato Grosso, Brasil, localizados na cidade de Cuiabá.

6.Este Contrato de Royalty foi escrito em idioma inglês e traduzido para o idioma português para a conveniência das partes deste instrumento.  Em caso de qualquer ambiguidade de interpretação deste, e para todas as finalidades oficiais, as disposições dispostas neste instrumento em idioma inglês, nos termos deste instrumento, prevalecerão, exceto conforme possa ser exigido pela lei brasileira. Caso necessário, quando as partes não entrem em acordo sobre a interpretação razoável de qualquer disposição de qualquer fase, palavra ou outra construção linguística em idioma português, fica acordado que as partes, nos termos deste instrumento, indicarão in interprete mutuamente aceitável, com certificação nos Estados Unidos para a tradução e interpretação documentos de vínculo legal em idioma inglês e português, cuja interpretação do idioma contestado, nos termos deste instrumento, seja vinculante sobre as partes.

7.Cessão. Exceto para as quaisquer filiais, subsidiarias, sociedades controladas ou controladoras, ou sociedades pertencentes ao mesmo grupo econômico da Ensurge, este Contrato não poderá ser cedido parcial ou integralmente pelas partes deste instrumento sem o consentimento prévio por escrito da outra parte ou partes; tal consentimento não será retido de maneira não razoável.

8. Sr. João Paulo Riva. Sem prejuízo do supra disposto, as partes acordam que o Sr. João Paulo Riva continuará a administrar e executar as operações da Metais, da mesma maneira, e sob as mesmas condições em que vem conduzindo suas atividades no momento da celebração do presente instrumento, pelo período mínimo de 3 (três) anos, contados da data da execução do presente Contrato.

9.Sucessores e Cessões.  Este Contrato deverá ser vinculante e deverá ser revertido em benefício das partes deste instrumento, seus sucessores e cessionários.

10.Contagem de Tempo.  O tempo no qual qualquer obrigação ou ação disposta por este Contrato deve ser desempenhada é contado excluindo o primeiro dia e incluindo o último, salvo se o último dia seja um feriado, caso qual, este dia, nos termos deste instrumento, também deverá ser excluído.

11.Invalidade Parcial.  Caso qualquer termo, compromisso, condição ou disposição deste Contrato ou aplicação deste por qualquer pessoa ou circunstância, nos termos deste instrumento, seja em qualquer medida julgada como inválida ou inexequível por um Tribunal ou Corpo de Jurisdição Competente, o restante deste Contrato ou aplicação de tal termo ou disposição a pessoas ou circunstâncias outras que aquelas que sejam consideras inválidas ou inexequíveis, nos termos deste instrumento, não serão afetadas por aquelas e cada termo, compromisso, condição ou disposição deste Contrato, nos termos deste instrumento, deverá ser válido e exequível ao limite máximo permitido por lei.

12. Outros Contratos.  Este Contrato constitui a totalidade do avençado entre as partes e não há, nem deverá haver, outras declarações orais que obrigue qualquer das partes deste instrumento.  Além disso, os signatários deste Contrato, (a) declaram que tiveram oportunidade de consultar conselho de sua própria escolha antes a assinatura deste Contrato, (b) os conteúdos deste documento foram explicados a eles; e (c) que assinaram o Contrato com a intenção de estarem plenamente obrigados por este.

13. Direitos Cumulativos.  Os direitos e remédios outorgados nos termos deste instrumento serão adicionais e cumulativos a quaisquer outros direitos e remédios dispostos conforme as leis do Estado de São Paulo, Brasil.

14. Renúncia.  Nenhum atraso ou falha em exercer qualquer poder ou direito, conforme este instrumento, deverá operar como uma renúncia deste ou como uma anuência com inadimplemento. O exercício único ou parcial de qualquer poder ou direito, nos termos deste instrumento, não deve impedir qualquer outro ou novo exercício destes ou o exercício de qualquer outro poder ou direito.

15. Subsistência de Compromissos, Etc. Todos os compromissos, declarações e garantias feitos neste instrumento a qualquer parte ou em qualquer declaração ou documento entregue a qualquer parte deste instrumento, nos termos deste instrumento deverá subsistir a existência deste Contrato e, nos termos deste instrumento, permanecer em pleno vigor e efeito até as obrigações de tal parte conforme este instrumento tenham sido plenamente satisfeitas. Os títulos de seção contidas neste instrumento são somente para fins de referência e, nos termos deste instrumento, não afetam de forma alguma o significado ou a interpretação deste Contrato. Este Contrato será interpretado de acordo com o significado justo e comum dos termos e, nos termos deste instrumento, não deverá ser interpretado em favor ou contra qualquer uma das partes deste, na medida em que este Contrato ou qualquer de suas disposições (i) seja inconsistente com qualquer esboço prévio ou (ii) ou foi aproveitado do esboço por uma das partes deste Contrato.

16. Ações Adicionais.  As partes deste instrumento concordam em firmar e entregar documentos adicionais e a tomar ações adicionais, conforme sejam necessárias, para levar a cabo a transação contemplada neste instrumento.

17. Aditamento.  Este Contrato ou qualquer disposição deste instrumento não poderá ser alterado, renunciado, rescindido ou exonerado exceto por meio de um instrumento complementar assinado pela parte ou partes contra quem tal execução de alteração, renúncia, rescisão ou exoneração é dirigida.

18. Boa-fé.  As partes concordam em proceder com a implementação deste Contrato em boa-fé e que todas tomadas de decisão com relação à aplicação e resoluções a serem consideradas por virtude deste Contrato serão empreendidas em boa-fé, usando os critérios dispostos neste Contrato e os padrões de negociação e de boa prática de negócios geralmente aceitos.

19. Poderes Plenos. As partes, por meio deste instrumento, garantem que possuem o poder legal para celebrar este Contrato, e que tomaram todas as ações necessárias conforme seus respectivos procedimentos, estatutos sociais e/ou leis aplicáveis para exercer este poder, e legalmente autorizam seus signatários a firmarem este Contrato e a vincular suas respectivas partes aos termos deste Contrato. As pessoas que firmam este Contrato em nome de suas respectivas partes, por meio deste instrumento, garantem que tal pessoa tem plenos poderes para firmar este Contrato em nome de da parte indicada.

20. Vias.  Este Contrato poderá ser firmado em 2 (duas) vias, cada uma destas sendo considerada um original e vinculando o signatário; no entanto, todas as vias em conjunto formarão um único instrumento.

O BLOCO DE ASSINATURAS CONTENDO ASSINATURAS DAS PARTES E AS ASSINATURAS DE DUAS (2) TESTEMUNHAS DESTE INSTRUMENTO ESTÃO SEPARADAS NA PRÓXIMA PÁGINA DESTE CONTRATO E FAZEM PARTE INTEGRAL DESTE, INCORPORADA POR REFERÊNCIA E VINCULANDO AS PARTES.

EM TESTEMUNHO DO QUE, as partes firmaram este CONTRATO DE COMPRA DE ROYALTY diante testemunhas, e duas ou mais contrapartes de validade igual.

Aceito, Firmado e Acordado, dia 13 de Junho de 2012.

Royalty Purchase Agreement
Between
Ensurge, Brasil LTDA, Sao Paulo, SP, Brazil
&
Metais Juara LTDA, Pocone, Mato Grosso, Brazil

This Royalty Purchase Agreement (hereafter “the Agreement”), is entered into this 13 day of June, 2012 is made between ENSURGE BRASIL PARTICIPAÇÕES LTDA., (a corporation established under the laws of the State of Sao Paulo, Brazil (“Ensurge”), headquartered at Rua Maracaí, 46, Aclimação, Sao Paulo, SP, Brazil, enrolled before Federal Revenue Bureau at taxpayer no at 13.637.940/0001-38, represented herein by its designate, Jeff Hanks, Director, Secretary and CFO of Ensurge, Inc.,  married, business executive, USA passport number 476132863; and METAIS JUARA LTDA, (hereinafter “Metais”) a Brazilian company incorporated in the State of Mato Grosso and located in Pocone, Mato Grosso, Brazil, represented by Priminho Antonio Riva, President, Brazilian, married, mining engineer, CPF number 344.821.801-49 (referenced herein collectively as “the parties”), as follows:

WHEREAS, Metais operates a gold mine near Pocone, Mato Grosso, Brazil, on land leased from Jose Rondon (“the Mine”); and

WHEREAS, Metais desires to expand its production of gold at the Mine; and

WHEREAS, Ensurge is prepared to provide capital and technology necessary to expand gold production at the Mine in order that it may participate in the profits generated by the expanded gold production, conditioned upon its approval of Metais’ operations, after full investigation and due diligence (“Due Diligence”), which shall be carried out by Ensurge within ninety (90) days of the execution of this Agreement; and

WHEREAS, Metais is fully empowered and legally capable of entering into this Agreement to carry out the desires of the respective parties hereto (including having all rights and authorizations to all real property, concessions and other requisites necessary to carry out the purposes of this Agreement);

NOW THEREFORE, in exchange for the mutual covenants and obligations contained here, the above cited parties agree as follows:

ARTICLE I
PURPOSE AND ESTABLISHMENT OF THE ROYALTY

1. It is the desire of Metais to:

1.1. Improve its recovery of gold from its gold recovery mill in order to increase its production of gold; and

1.2. Increase the mining output of its operations in order to further increase its production of gold.

It is the desire of Ensurge to:
1.3. Invest in Metais’ mining operations in order that it may participate in the additional profits generated by the increase of mining output of Metais’ operations.
2. To the end of participating in the additional profits generated by the increase of mining output of Metais’ operations, Ensurge is willing to invest capital as well as provide improved technologies for geological exploration, mining and gold recovery in exchange for a Royalty arising from the gold production at the Metais Mine.

3. The Royalty to be paid to Ensurge shall be defined as a percentage (%) of daily gold production from each day of actual Mine operations.

3.1. The percentage (%) of the Royalty to be paid to Ensurge will vary with the level of cumulative investment made by Ensurge in the mine operated by Metais, as set forth in this Agreement.

4. Ensurge and Metais will work jointly to facilitate implementation of the various stages of improvement to the gold recovery processing mill, mine expansion and other activities specified in this Agreement.

5. For the duration of this Royalty Agreement, Metais shall have the exclusive right to undertake, supervise and control all operations of the Metais Mine, which shall include the new gold recovery processing mill referenced herein.

5.1. The duration of this Royalty Agreement shall coincide with the duration of the operations of the Mine operated by Metais.

5.2. In the event that Metais, in its sole discretion as operator of the Metais Mine, determines to cease operations of the Mine, it must offer Ensurge the option to continue operations of the Mine at Ensurge’s sole risk and expense (“the option”), for the sole benefit of Ensurge.

5.2.1.  In the event that Ensurge chooses to exercise the option to continue operations of the Mine in accordance with ARTICLE I, Paragraph 5.2 above, Ensurge shall not owe any financial or other obligation to Metais for so long as Ensurge shall maintain such operations.

5.2.2.  If Ensurge chooses not to exercise the option to continue operations of the Mine in accordance with ARTICLE I, 5.2 above, the operation of the mine shall be suspended in its entirety, in which event no royalties shall be paid to Ensurge.

5.2.3.  In the event that mine operations are suspended as set forth above, Ensurge may, at any time during such suspension, exercise its option in accordance with ARTICLE I, 5.2 above and re-initiate operations of the mine at Ensurge’s sole risk and expense and for Ensurge’s sole benefit.  In the event of such re-initiation of mine operations as set forth above, Ensurge shall not owe any financial or other obligation to Metais for so long as Ensurge shall maintain operations.

5.2.4.  If Metais chooses to re-initiate operations of the mine after any period during which mine operations have been suspended, the provisions of this Royalty Agreement shall again apply to the parties, and shall remain in full effect as set forth herein.

6. Ensurge shall retain ownership of all of the equipment purchased and installed by Ensurge. At the time of any cessation of operations of the Mine, whether permanent or temporary, Ensurge has the right to dismantle and remove any of its equipment, but is not required to do so.

7. Ownership of the Mine is and shall remain 100% with the current owners, notwithstanding the execution of this Royalty Agreement and the implementation of its terms.  Neither the mine nor its operations shall become a joint venture, partnership, corporation, company, limitada, sociedade anonima or any other type of business or other legal structure in any way different from or modified with regard to its business or legal structure and ownership prior to the execution of this Royalty Agreement.  By this Royalty Agreement, Ensurge is acquiring only a royalty in the production of the mine in exchange for Ensurge’s capital contribution and Ensurge’s contribution of technology and productive capacity, as set forth in this Agreement.

8. Ensurge may at any time during the operation of the Mine have its duly appointed representative present to observe any aspect of the mining operation of the gold recover mill, or any other process or activity or enterprise relative to the Mine and/or its function(s).

ARTICLE II
INITIAL PAYMENT BY ENSURGE TO METAIS

1. At the time of the signing of this Agreement, Ensurge shall make a one-time payment to Metais in the amount of R$4,000,000 (four million Brazilian Reals), which shall be deposited in a bank account designated by Metais to Ensurge.

1.1. At the option of Ensurge, this one-time payment may be made at the closing or within  90 business days thereof.

1.2. This Agreement shall not become effective until the date the wired funds are received in the bank account designated by Metais.

2. From the first business day following the date that the one-time payment is made by Ensurge and received by Metais, as set forth herein, Ensurge shall be entitled to a Royalty of seventeen percent (17%) of daily gold production – calculated as seventeen percent (17%) of each day’s production of gold, determined daily.

2.1. Payment of the Royalty shall be made directly to Ensurge or, at Ensurge’s sole discretion and direction, to an account established by Ensurge with the gold refining company by which the daily production of gold dore bullion for refining from the Mine is acquired.

2.2. Metais shall maintain a log of daily gold production, which shall be provided at least weekly to Ensurge, or at such other periodic time as directed by Ensurge.

2.3. The Daily Gold Production log shall be available for inspection and review by Ensurge or any duly appointed representative of Ensurge on a daily basis at the offices of Metais, or wherever such records are kept.

ARTICLE III
CONSTRUCTION OF NEW GOLD RECOVERY MILL

1. Ensurge shall, at its own expense, undertake all responsibilities to construct a new gold recovery mill (hereafter “the new mill”) for the purpose of improving the recovery of gold at the mine.

2. It is anticipated that the new mill will be designed to process approximately 400 of ore per day.  Notwithstanding such expectation, the parties understand that numerous variables may impact on the production and processing of ore, and accordingly agree that there shall not be any penalty in the event that this goal is not met.

2.1. Prior to ordering equipment and awarding contracts for the construction of the new mill, Ensurge shall arrange for a Technical and Economic Feasibility Study (“TEFS”) to be conducted on a bulk sample of ore from the Mine to be selected by Ensurge.

2.2. The purpose of the TEFS is to demonstrate and prove the gold recovery process or processes that may result in the optimal recovery of gold, subject to the optimal economic results to Ensurge and Metais.

2.3. Ensurge shall, at its option and discretion,  provide Metais periodic updates on the progress and results of the Technical and Economic Feasibility Study as the Study is on-going.

2.3.1. The TEFS is, and shall hereafter be considered, the Intellectual Property of Ensurge; accordingly, the TEFS shall not be provided to Metais.  Notwithstanding the above, the results of the TEFS, in summary format, shall be provided to Metais by Ensurge.

3. It is anticipated that the new mill will be constructed in accordance with the results of the TEFS.  The equipment for the new mill shall be ordered within 90 days of  the initial payment referenced in Article II, Paragraph 1.

4. Upon the completion and commissioning of the new mill – i.e., at the time that actual operations of the new mill have commenced, and recovery of gold is greater than 50%, the Royalty paid to Ensurge, based on daily gold production, shall immediately be increased from seventeen percent (17%) to forty-one percent (41%).

4.1. Payment of the Royalty shall be made directly to Ensurge or, at Ensurge’s sole discretion and direction, to an account established by Ensurge with the gold refining company by which the daily production of gold dore bullion for refining from the Mine is acquired.

4.2. Metais shall maintain a log of daily gold production, which shall be provided at least weekly to Ensurge, or at such other periodic time as directed by Ensurge.

4.3. The Daily Gold Production log shall be available for inspection and review by Ensurge or any duly appointed representative of Ensurge on a daily basis at the offices of Metais, or wherever such records are kept.

5. Ensurge shall maintain ownership of the equipment it has  installed at the Mine gold processing mill.  At the time that Ensurge, in its sole discretion, determines that all mining and gold processing activities have ceased at the Mine, Ensurge may, but is not obligated to, remove its equipment.

ARTICLE IV
EXPANSION OF MINING CAPACITY

1. Ensurge, at its own expense, may acquire additional mining equipment for the Mine.  This equipment, which may include, but not be limited to, diesel powered excavators and 20 ton diesel powered haulage trucks, shall be generally similar to the equipment already in current use at the Mine.  Notwithstanding the above, Ensurge has the option to acquire and use any type of equipment it deems reasonably necessary to carry out the purposes of this Agreement.

2. The mining equipment referenced above may be new or used; in the event Ensurge acquires used equipment, it shall be in good and serviceable condition.

2.1. It is anticipated that any equipment acquired and used by Ensurge under the terms of this paragraph shall be adequate to increase the daily production of ore by approximately 100%, with the goal that such mining equipment be capable of processing and delivering to the gold recovery mill approximately two hundred (200) tons of ore in a single 10 hour operating shift.

2.2. It is anticipated that the additional mining equipment be used to open and operate a second open pit mining area, or to open and operate in the existing mine area.

3. It is anticipated that the acquisition of this additional mining equipment shall be timed to occur within six (6) months of the start-up and commissioning of the new Gold Recovery Mill.  Notwithstanding the above, there shall be no adverse consequences to the purposes of this Agreement in the event that the acquisition and implementation of the additional mining equipment is delayed through no fault, action or inaction on the part of Ensurge.

3.1.  In accordance with the above-referenced paragraph of which this subparagraph is part, it is anticipated that inasmuch as delivery schedules are not controlled by Ensurge, but are in fact controlled by equipment suppliers and delivery personnel, the placement of an order for the mining equipment within the first six (6) months from start-up and commissioning of the new gold recovery plant by Ensurge shall be deemed sufficient effort on its part to comply with the terms of this paragraph, even if delivery of the equipment is delayed beyond the six month period.

4. At the time that the additional mining equipment referenced above is delivered to the Mine, and operations implementing such equipment is initiated, the Royalty paid to Ensurge, based on daily gold production, shall immediately increase from 41% to 43%.

4.1.  Payment of the Royalty shall be made directly to Ensurge or, at Ensurge’s sole discretion and direction, to an account established by Ensurge with the gold refining company by which the daily production of gold dore bullion for refining from the Mine is acquired.

4.2. Metais shall maintain a log of daily gold production, which shall be provided at least weekly to Ensurge, or at such other periodic time as directed by Ensurge.

4.3. The Daily Gold Production log shall be available for inspection and review by Ensurge or any duly appointed representative of Ensurge on a daily basis at the offices of Metais, or wherever such records are kept.

ARTICLE V
EXPLORATION FOR ADDITIONAL GOLD VEINS

1. At any time after the new Gold Recovery Mill is commenced and commissioned, Ensurge may undertake a program to explore for and identify additional gold veins for future mining, at Ensurge’s sole expense.

ARTICLE VI
IMPLEMENTATION OF A SECOND OR NIGHT SHIFT

1. It is understood that current operations of the mining and gold extraction processing mill at the Metais Mine are approximately ten (10) hours per day.

2. The parties jointly recognize the positive impact upon gold production, productivity and efficiency of the utilization of mining and processing equipment that would occur with the addition of a second production shift.

2.1. In order that such positive impact may be realized, either party may propose the addition of a second operating shift.  Such proposal must be made in writing and submitted to the other party.

2.2. At the point that both parties agree thereto, the operations of the Metais Mine, including mining activities and the gold processing mill, shall be expanded to include a second ten (10) hour per day shift.

3. The parties recognize that there currently exists a system of punitive surcharges for the use of electricity from the power grid during the hours of 1730 hours (5:30 pm) and 2030 hours (8:30 pm).

3.1. In accordance with the provisions of the above paragraph, of which this sub-paragraph is a part, and as a consequence thereof, the parties agree that any additional operating shift shall be limited to approximately 10 hours per day, and shall commence at 1030 hours (8:30 pm) to avoid the occurrence of electricity usage surcharges.

3.2. It is anticipated that even in the event of an expansion of operations to include a second 10 hour per day shift, as set forth above, the operations of the gold processing mill shall be limited to approximately twenty (20) hours per day, and that the gold processing mill shall not be operated during the period of electricity surcharges,1730 hours (5:30 pm) to 2030 (8:30 pm) daily.

3.3. It is anticipated that the daily period of non-operation referenced above (1730 hours [5:30 pm] to 2030 hours [8:30 pm]) may be used to perform maintenance on the gold processing mill.

3.4. Inasmuch as the mining activities at Metais’ Mine do not consume electrical energy, (because the mining fleet of excavators and haulage trucks are powered by diesel fuel), the parties agree that mining activities may be conducted during the three (3) hour period of electrical surcharge (1730 hours [5:30 p.m.] to 2030 hours [8:30 p.m.]) in order to periodically build an expanded stockpile of ore awaiting processing at the gold processing mill.

ARTICLE VII
POTENTIAL SALE BY EITHER PARTY

1.The parties agree, as an integral part of this Agreement, that in the event of any anticipated sale, transfer, license or other delegation of duties or rights or interests owned by Ensurge, or by Metais, to any third party with regard to the subject matter of this Agreement, said party must notify the prospective third party acquirer of the existence and terms of this Agreement.

2. The parties further agree, as an integral part of this Agreement, that either party shall integrate, as a condition precedent to any such transfer, sale, license, assignment or other delegation of duties or rights to any third party, a binding condition thereof that such third party shall be subject to the terms of this Agreement, and that the prospective third party shall be bound by the terms and conditions of this Agreement in their entirety.

3. In the event of any proposed sale, transfer, license, assignment or other delegation of duties or rights owned by Ensurge, or Metais under this agreement to any third party, the non-selling party shall:

3.1. have the Right of First Refusal to acquire the rights and properties being offered for sale to the third party, at the same price and on the same conditions at which the third party sale is offered to the third party.

3.1.1 In the event that a third party sale is contemplated by either party, the seller must demonstrate to the non-selling party that any offer to acquire from a third party which the non-seller has the right to match is a “bone fide” offer, made in good faith and under standard and reasonable commercial terms, in accordance with the usual terms and conditions associated with that phrase or the equivalent thereof in the courts of jurisdiction to which this Royalty Agreement is subject.

3.2 Have the option, in its sole discretion, to cancel this Agreement or any successor Agreement immediately upon such sale, transfer, license, assignment or other delegation of duties or rights.

4. 4.Metais and Ensurge understand that Metais is engaging in its mining operations under an agreement with Jose Vicente Nunes Rondon (the “Rondon Agreement”).  In the event that Metais for any reason defaults on the Rondon Agreement, which default results in any claimed or actual loss of Metais’ rights to operate the mine under the Rondon Agreement, Metais and Ensurge agree that Ensurge shall have the right to cure any default of Metais and to thereafter assume all of Metais’ rights and responsibilities under the Rondon Agreement, and shall take the place of Metais under the Rondon Agreement.  In such an event, Ensurge’s assumption of Metais’ rights and responsibilities shall not require written consent of Metais.

ARTICLE VIII
MISCELLANEOUS

1.Notices.  All notices, requests, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid or by email :

1.1 If to the Ensurge, to:

Jordan Estra
1001 Brickell Bay Drive, 27th Floor
Miami, Florida 33131; or
Jordan.Estra@Ensurgegold.com;

or to such other person and place as Ensurge shall furnish to Riva in writing.

1.2.If to Metais, to:

João Paulo Riva
Estrada da Vila Nova, Km 1, B. Zona Rural, Poconé;  or
such other address as Metais shall furnish to Ensurge in writing.

2.Metais assumes all liability for and will indemnify and hold harmless Ensurge and its affiliates, together with their personnel, from and against any and all liabilities, claims, lawsuits or other dispute arising or commenced at any time, prior to or after the date of this agreement, in connection with; (i) any action, claim or lawsuit related in any way to any employment or labor issue; (ii) any action, claim or lawsuit caused by Metais or any of its personnel; (iii) damage to or loss of property caused by Metais or its Personnel; or (iv) any Environmental Liability caused by Metais or its personnel, or by Jose Vicente Nunes Rondon for which Metais or Ensurge is charged by any agency or claimant.

3. Default.  Should either party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes, regulations, applicable law or other binding authority applicable in the State of Sao Paulo, Brazil.

3.1 In the event that Ensurge, in its sole discretion, determines that the Due Diligence has yielded unsatisfactory results, Ensurge may rescind this Agreement without penalty or prejudice, by means of a simple notification to Metais.

4. Arbitration.  All disputes arising out of or in connection with this ROYALTY AGREEMENT shall be submitted for resolution by the Brazil-Canada Arbitration Chamber, located in Sao Paulo, Brazil.  The non-prevailing party shall pay all costs associated with the arbitration, including the attorney’s fees of the prevailing party.

5. Legal Actions.  Any disputes, disagreements or claims between the parties that are, or may be subjected to formal legal process, shall be submitted to the exclusive jurisdiction of the state and federal courts of the State of Mato Grosso, Brazil, located in the City of Cuiabá.

6. This ROYALTY AGREEMENT has been written in English and translated into Portuguese for the convenience of the parties hereto.  In the event of any ambiguity of interpretation thereof, and for all official purposes, the provisions set forth herein in English shall prevail, except as may be required under Brazilian law.  In the event that it is necessary that the parties cannot agree as to the reasonable construction of any provision of any Portuguese phrase, word or other construction in the Portuguese language, it is agreed that the parties shall appoint a mutually acceptable interpreter with certification in the United States for the translation and interpretation of binding legal documents in English and Portuguese, whose interpretation of the disputed language shall be binding on the parties.

7. Assignment. Except as to any Ensurge affiliate, subsidiary, controlled or controlling legal entity, or company or affiliate of the same economic group of Ensurge, this Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

8. João Paulo Riva. Notwithstanding the above, the parties agree that Joao Paulo Riva shall continue to administer and carry out Metais’ operations in the same manner, and under the same conditions, as are being carried out at the time of the execution of this Agreement, for a minimum of three (3) years from the date of execution of this Agreement.

9. Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

10. Computation of Time.  The time in which any obligation or act provided by this Agreement is to be performed is computed by excluding the first day and including the last, unless the last day is a holiday, in which event such day shall also be excluded.

11. Partial Invalidity.  If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be ruled to be invalid or unenforceable by a Court or Body of Competent Jurisdiction, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

12. No Other Agreements.  This Agreement constitutes the entire Agreement between the parties and there are and will be no oral representations which will be binding upon any of the parties hereto.  Further, the signers of this Agreement, and each of them, (a) represent that they have had the opportunity to consult with counsel of their own choosing prior to execution of this Agreement, (b) the contents of this document have been explained to them; and (c) that they sign the Agreement with the intent to be fully bound thereby.

13. Rights are Cumulative.  The rights and remedies granted hereunder shall be in addition to and cumulative of any other rights or remedies provided under the laws of the State of Sao Paulo, Brazil.

14. Waiver.  No delay or failure in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in default.  No single or partial exercise of any power or right hereunder shall preclude any other or further exercise thereof or the exercise of any other power or right.

15. Survival of Covenants, Etc.  All covenants, representations, and warranties made herein to any parties or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall be interpreted according to the fair and common meaning of its terms and shall not be construed in favor of, or against, either of the parties hereto by reason of the extent to which this Agreement or any such provision hereof (i) is inconsistent with any prior draft hereof or (ii) was drafted by one party or the other to this Agreement.

16. Further Action.  The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transaction contemplated herein.

17. Amendment.  This Agreement or any provision hereof may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

18. Good Faith.  The parties agree to proceed with the implementation of this Agreement in good faith, and that all decision-making with regard to the applications and resolutions to be considered by virtue of this Agreement will be undertaken in good faith, utilizing the criteria set forth in this Agreement and generally accepted standards of dealing and good business practice.

19. Full Authorization. The parties hereby warrant that they possess the legal authority to enter into this Agreement, and that they have taken all actions required by their respective procedures, by-laws, and/or applicable law or regulations, to exercise that authority, and to lawfully authorize its undersigned signator(ies) to execute this Agreement and to bind the respective parties to the terms of this Agreement. The person(s) executing this Agreement on behalf of the respective parties hereby warrant that such person(s) have full authorization to execute this Agreement on behalf of the party indicated.

20. Counterparts.  This agreement may be executed in two counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

THE SIGNATURE BLOCK CONTAINING THE SIGNATURES OF THE PARTIES HERETO AND THE SIGNATURES OF TWO (2) WITNESSES HERETO IS SHOWN SEPARATELY ON THE FOLLOWING PAGE OF THIS AGREEMENT AND IS AN INTEGRAL PART OF THIS AGREEMENT, INCORPORATED HEREIN BY THIS REFERENCE, AND FULLY BINDING ON THE PARTIES.

IN WITNESS HEREOF, the parties sign this ROYALTY PURCHASE AGREEMENT before witnesses, in two or more counterparts of equal validity.

Accepted, Executed and Agreed this 13 day of June 2012.

METAIS DE JUARA LTDA

_/s/ Priminho Antonio Riva_____
By (por) Priminho Antonio Riva

ENSURGE BRASIL LTDA.

_/s/ Jeff A Hanks______________
By (por) Jeff A Hanks
Director, Secretary and CFO
Ensurge, Inc.

Witness (Testemunha) 1: /s/ Randall K Edwards____________________

Name Printed:                          Randall K Edwards_________________________

Witness (Testemunha) 2: /s/ Michael S Mulcahy II_____________________

Name Printed:                           Michael S Mulcahy II_______________________